UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 4, 2010
FUEL SYSTEMS SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)
Delaware State or other jurisdiction of incorporation)	001-32999 (Commission File Number)	20-3960974 (IRS Employer Identification No.)

780 Third Avenue 25th Floor, New York, NY (Address of principal executive offices)		10017 (Zip Code)
Registrant's telephone number, including area code: (646) 502-7170
______________________________________ (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

_____________________________________________

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Acquisition of Productive Concepts International.

On August 4, 2010, Fuel Systems Solutions, Inc. ("Fuel Systems"), entered into a definitive Asset Purchase and Assumption Agreement to purchase Productive Concepts International LLC's alternative fuel vehicle business (PCI). The transaction is structured as an asset purchase and is expected to close within 30 days subject to customary closing conditions including customer consents. At closing, PCI will receive $6.125 million in cash subject to adjustments, with an additional cash payment of $4.0 million payable if the acquired business has delivered 450 CNG fuel delivery and storage systems for the Chevrolet Express and GMC Savana vans prior to December 31, 2011. Further earn-out payments may be made in Fuel Systems' stock. $10 million in Fuel Systems' stock will be paid if revenues from the acquired business exceed $45 million in 2011 and a further $10 million in Fuel Systems' stock will be paid if revenues from the acquired business exceed $65 million in 2012. As part of the transaction, Fuel Systems has provided PCI with a loan of up to $4.475 million which will be used to retire certain liabilities and fund working capital and capital expenditures prior to closing. The loan is secured by the assets to be acquired and assets acquired with the proceeds of the loan, as well as a pledge of the ownership interests in PCI and a personal guaranty. Fuel Systems has advanced $250,000 of the purchase price to PCI which is also secured until closing.

Based in Union City, Indiana, PCI is a specialized vehicle modification and value-added systems integrator for a variety of alternative fuel applications including hybrid, CNG, propane and dual-fuel diesel. Most recently, PCI was selected by General Motors as its supplier of CNG fuel delivery and storage systems for the Chevrolet Express and GMC Savana vans, whose consent, along with other customers, is required.

The information set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase and Assumption Agreement a copy of which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

On August 5, 2010, the Company issued a press release announcing the acquisition, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Please note that the representations and warranties of each party set forth in the Asset Purchase and Assumption Agreement have been made solely for the benefit of the other party to the Asset Purchase and Assumption Agreement. You should not rely on such representations and warranties. Such representations and warranties (i) have been qualified by confidential disclosures made to the other party in connection with the Asset Purchase and Assumption Agreement, (ii) are subject to materiality qualifications contained in the Asset Purchase and Assumption Agreement which may differ from what may be viewed as material by investors, (iii) were made only as of the date of the Asset Purchase and Assumption Agreement or such other date as is specified in the Asset Purchase and Assumption Agreement, and (iv) may have been included in the Asset Purchase and Assumption Agreement for the purpose of allocating risk between the parties rather than establishing matters as facts.  The Asset Purchase and Assumption Agreement is included with this filing only to provide investors with information regarding the terms of the Asset Purchase and Assumption Agreement, and not to provide investors with any other factual or disclosure information regarding the parties or their respective businesses.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

2.1 Asset Purchase and Assumption Agreement, dated as of August 4, 2010, by and among IMPCO Technologies, Inc., Productive Concepts International LLC, Robert Lykins, and, only with respect to Section 2.3(c), Fuel Systems Solutions, Inc.

10.1 Loan and Security Agreement, dated as of August 4, 2010, by and among Productive Concepts International LLC and IMPCO Technologies, Inc.

99.1 Press release dated August 5, 2010 regarding the acquisition of Productive Concepts International LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUEL SYSTEMS SOLUTIONS, INC.
Dated: August 5, 2010	By: /s/ Matthew Beale___________ Matthew Beale President and Chief Financial Officer